UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011
PREGIS HOLDING II CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-130353-04 (Commission File Number)	20-3321581 (I.R.S. employer Identification Number)
1650 Lake Cook Road
Deerfield, Illinois 60015
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 597-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2011, Pregis Corporation, Pregis Holding I Corporation and Pregis Holding II Corporation entered into a separation agreement with former Chief Executive Officer Michael T. McDonnell (the “Separation Agreement”), who resigned from employment on February 22, 2011. Pursuant to the Separation Agreement, Mr. McDonnell is entitled to receive (i) continued base salary payments for 18 months; (ii) a pro rata bonus payment for 2011 payable over 12 months; (iii) a lump sum payment in the amount of $150,000 and (iv) continued medical benefits for 18 months or, if earlier, until Mr. McDonnell becomes eligible for medical benefits from a subsequent employer. These payments and benefits are subject to a release of claims becoming irrevocable and his compliance with certain restrictive covenants to which he is subject pursuant to the terms of a non-competition agreement with Pregis Holding I Corporation. In addition, Pregis Holding I Corporation will repurchase the shares of common stock of Pregis Holding I Corporation held by Mr. McDonnell for a total purchase price of $300,000.
     The foregoing description is intended only as a summary of the material terms of the agreement described above and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Separation Agreement dated February 25, 2011, by and among Michael T. McDonnell, Pregis Holding I Corporation, Pregis Holding II Corporation and Pregis Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2011

PREGIS HOLDING II CORPORATION
By:	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President and Chief Financial Officer

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